UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 25, 2009
WEATHERFORD INTERNATIONAL LTD.
(Exact name of registrant as specified in charter)

Switzerland	333-135244-02	98-0606750
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

Alpenstrasse 15, 6300 Zug, Switzerland (Address of Principal Executive Offices)	Not applicable (Zip Code)
Registrant’s telephone number, including area code: +41-41-729-4242
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Item 3.02 Unregistered Sales of Equity Securities.
Item 3.03 Material Modification to Rights of Security Holders.
Item 5.01 Changes in Control of Registrant.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Item 8.01 Other Events.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EX-3.1
EX-3.2
EX-4.1
EX-4.2
EX-4.3
EX-5.1
EX-5.2
EX-10.1
EX-10.2
EX-10.3
EX-10.4
EX-10.5
EX-10.6
EX-99.1

Item 1.01.	Entry into a Material Definitive Agreement.
Supplemental Indentures
     On February 26, 2009, Weatherford International Ltd., a Swiss joint stock corporation (“Weatherford-Switzerland”), Weatherford International Ltd., a Bermuda exempted company (“Weatherford-Bermuda”), and Weatherford International Inc., a Delaware corporation (“Weatherford-Delaware”), entered into supplemental indentures (the “Supplemental Indentures”), with respect to the following indentures, pursuant to which Weatherford-Switzerland guarantees all of Weatherford-Bermuda’s and Weatherford-Delaware’s liabilities and obligations under the following:
•	the Indenture, dated May 17, 1996, relating to $350,000,000 principal amount of 6.625% Senior Notes due 2011 issued by Weatherford-Delaware;

•	Indenture, dated October 1, 2003, relating to the following debt securities issued by Weatherford-Bermuda: (i) $250,000,000 principal amount of 4.95% Senior Notes due 2013; (ii) $500,000,000 principal amount of 5.15% Senior Notes due 2013; (iii) $350,000,000 principal amount of 5.50% Senior Notes due 2016; (iv) $500,000,000 principal amount of 6.00% Senior Notes due 2018; (v) $600,000,000 principal amount of 6.50% Senior Notes due 2036; (vi) $500,000,000 principal amount of 7.00% Senior Notes due 2038; (vii) $1,000,000,000 principal amount of 9.625% Senior Notes due 2019; and (viii) $250,000,000 principal amount of 9.875% Senior Notes due 2039; and

•	Indenture, dated June 18, 2007, relating to the following debt securities issued by Weatherford-Delaware: (i) $600,000,000 principal amount of 5.95% Senior Notes due 2012; (ii) $600,000,000 principal amount of 6.35% Senior Notes due 2017; and (iii) $300,000,000 principal amount of 6.80% Senior Notes due 2037.
     The Supplemental Indentures are filed as Exhibits 4.1, 4.2 and 4.3 to this Current Report on Form 8-K and are incorporated herein by reference.
Warrant Assignment
     On February 26, 2009, Weatherford-Switzerland and Weatherford-Bermuda entered into a Warrant Assignment and Assumption Agreement (the “Assignment Agreement”) regarding outstanding warrants to purchase an aggregate of 12.9 million common shares of Weatherford-Bermuda, par value $1.00 per share (the “Weatherford-Bermuda Common Shares”), at an exercise price of $15.00 per share (collectively, the “Warrants”).
     Under the Assignment Agreement, Weatherford-Bermuda assigned to Weatherford-Switzerland, and Weatherford-Switzerland assumed, all of Weatherford-Bermuda’s rights and obligations under the Warrants. As a result, the holders of the Warrants are entitled to receive, in accordance with the terms of the Warrants, one Weatherford-Switzerland registered share (collectively, the “Weatherford-Switzerland Registered Shares”) on exercise of the Warrants in lieu of each Weatherford-Bermuda Common Share that they were entitled to receive upon exercise of the Warrants. The Assignment Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Credit Facilities
     Weatherford-Bermuda is a borrower under the following credit agreements (collectively, the “Credit Facilities”):
•	the Second Amended and Restated Credit Agreement dated as of May 2, 2006, among Weatherford International Ltd., Weatherford International, Inc., Weatherford Liquidity Management Hungary Limited Liability Company, JPMorgan Chase Bank as Administrative Agent, and the other Lenders party thereto, which provides for a $1.5 billion revolving credit facility;

•	the Credit Agreement dated as of March 19, 2008, among Weatherford International Ltd., Weatherford International, Inc., Deutsche Bank AG Cayman Islands Branch as Administrative Agent, and the other Lenders party thereto, which provides for a $250 million revolving credit facility; and

•	the Credit Agreement dated as of October 20, 2008, among Weatherford International Ltd., Weatherford International, Inc., UBS AG, Stamford Branch as Administrative Agent, and the other Lenders party thereto, which provides for a $500 million revolving credit facility.
     Weatherford-Switzerland executed a guarantee of each of the Credit Facilities (the “Credit Facility Guarantees”). The Credit Facility Guarantees executed by Weatherford-Switzerland are filed as Exhibits 10.2, 10.3 and 10.4 to this Current Report on Form 8-K and are incorporated herein by reference.
Assumption and Amendment of Stock Plans
     On February 25, 2009, Weatherford-Switzerland and Weatherford-Bermuda entered into an Assumption and General Amendment Agreement pursuant to which, among others:
•	Weatherford-Bermuda assigned to Weatherford-Switzerland, and Weatherford-Switzerland assumed, the following equity incentive plans of Weatherford-Bermuda, including all award or grant documents or agreements thereunder: Weatherford International Ltd. Non-Employee Director Stock Option Agreements; Weatherford International Ltd. 2006 Omnibus Incentive Plan; Weatherford International Ltd. Restricted Share Plan; and Weatherford International, Inc. 1998 Employee Stock Option Plan.

•	Weatherford-Bermuda assigned to Weatherford-Switzerland, and Weatherford-Switzerland assumed, the employment agreements between Weatherford-Bermuda and each of Jessica Abarca, Andrew P. Becnel, M. David Colley, Bernard J. Duroc-Danner, Stuart E. Ferguson, Carel W. Hoyer, James M. Hudgins, Burt M. Martin and Keith R. Morley (the “Executives”), which agreements are dated effective as of December 31, 2008.

•	Weatherford-Bermuda assigned to Weatherford-Switzerland, and Weatherford-Switzerland assumed, the obligations to issue or cause to be issued shares under the following benefit plans of Weatherford-Bermuda: Weatherford International, Inc. Executive Deferred Compensation Stock Ownership Plan; Weatherford International, Inc. Foreign Executive Deferred Compensation Stock Plan; and Weatherford International Ltd. Deferred Compensation Plan for Non-Employee Directors. The plans remain plans of Weatherford-Bermuda and were not assumed by Weatherford-Switzerland.
     The Assumption and General Amendment Agreement also provides that references to Weatherford-Bermuda in the employment agreements between Weatherford-Delaware and each of the Executives, which agreements are dated effective as of January 1, 2009 (other than the agreements of Messrs. Hudgins and Hoyer, which are dated effective as of February 9, 2009), will be references to Weatherford-Switzerland. These employment agreements remain agreements of Weatherford-Delaware and were not assumed by Weatherford-Switzerland. Further, references to Weatherford-Bermuda in the equity-incentive plans, benefits plans and other employment agreements noted above were also changed to references to Weatherford-Switzerland. Also, all awards or grants under the equity-incentive plans continue to be exercisable, issuable, held, available or vest upon the same terms and conditions as under the previously-existing awards or grants, except that upon the exercise, issuance, holding, availability or vesting of those awards or grants, Weatherford-Switzerland Registered Shares are now issuable or available, or benefits or other amounts determined, in lieu of Weatherford-Bermuda Common Shares.
     This agreement is effective as of immediately prior to the effective time of the Transaction (as such term is defined in Item 8.01 below).
     The Assumption and General Amendment Agreement is filed as Exhibit 10.5 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The descriptions of the Supplemental Indentures and the Credit Facility Guarantees under Item 1.01 are incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.
     On February 26, 2009, pursuant to the Transaction, each holder of Weatherford-Bermuda Common Shares outstanding immediately before the Transaction received one Weatherford-Switzerland Registered Share, in exchange for each outstanding common share of Weatherford-Bermuda.
     In connection with the Transaction, Weatherford-Switzerland issued a total of 697,802,003 Weatherford-Switzerland Registered Shares (excluding Weatherford-Switzerland Registered Shares issued in exchange for Weatherford-Bermuda Common Shares held in treasury) to the holders of Weatherford-Bermuda Common Shares immediately prior to the effective time of the Transaction. The terms and conditions of the issuance and exchange of the securities were sanctioned by the Supreme Court of Bermuda, after a hearing upon the fairness of such terms and conditions at which all Weatherford-Bermuda shareholders had a right to appear and of which adequate notice had been given. The issuance was exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), by virtue of Section 3(a)(10) of the Securities Act.

Item 3.03	Material Modification to Rights of Security Holders.
     The information included under Item 5.03 and Item 8.01 is incorporated herein by reference.

Item 5.01	Changes in Control of Registrant.
     The description of the Transaction under Item 8.01 is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     As of February 26, 2009, following the completion of the Transaction, the directors and executive officers of Weatherford-Bermuda immediately prior to the Transaction became the directors and executive officers of Weatherford-Switzerland. Weatherford-Bermuda’s directors carry their terms of office over to the Weatherford-Switzerland board of directors; but such terms will expire at the first general meeting of shareholders of Weatherford-Switzerland.
     In connection with the completion of the Transaction, all directors and executive officers of Weatherford-Switzerland will enter into indemnification agreements with each of its directors and executive officers that provide for indemnification and expense advancement and include related provisions intended to facilitate the indemnitee’s receipt of such benefits. A form of the indemnification agreement is filed as Exhibit 10.6 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On February 26, 2009, in connection with and effective upon completion of the Transaction, Weatherford-Switzerland amended and restated its articles of association. The summary of the material terms of the articles of association, as amended and restated, and the organizational regulations and the comparison of the rights of shareholders under those documents described under the headings “Description of Weatherford-Switzerland Shares” and “Comparison of Rights of Shareholders” in Weatherford-Bermuda’s definitive proxy statement dated January 13, 2009 and filed with the Securities and Exchange Commission (the “Commission”) on January 15, 2009 is incorporated herein by reference. In addition, on February 26, 2009, in conjunction with the completion of the Transaction, Weatherford-Switzerland’s par value per Weatherford-Switzerland Registered Share was set at par value 1.16 Swiss francs per share, the Swiss franc equivalent to US$1 par value per Weatherford-Bermuda Common Share. The complete text of the articles of association and organizational regulations of Weatherford-Switzerland are filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. The summary of the articles of association and organizational regulations is qualified in its entirety by reference to Exhibits 3.1 and 3.2, respectively.

Item 8.01	Other Events.

     On February 26, 2009, Weatherford-Bermuda and Weatherford-Switzerland completed a share exchange transaction under the terms of a share exchange agreement, dated as of December 10, 2008 (the “Share Exchange Agreement”), effected by way of a scheme of arrangement under Bermuda law (the “Scheme of Arrangement”), for purposes of changing our place of incorporation from Bermuda to Switzerland (collectively, the “Transaction”). In the Transaction, each holder of Weatherford-Bermuda Common Shares outstanding immediately prior to the Transaction received one Weatherford-Switzerland Registered Share in exchange for each outstanding Weatherford-Bermuda Common Share. As a result of the Transaction, Weatherford-Bermuda became a direct, wholly-owned subsidiary of Weatherford-Switzerland. On February 26, 2009, Weatherford-Switzerland issued a press release announcing the completion of the Transaction. The press release is attached as Exhibit 99.1.
     Prior to the Transaction, the Weatherford-Bermuda Common Shares were registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and listed on the New York Stock Exchange (“NYSE”) under the symbol “WFT.” As a result of the Transaction, all of the Weatherford-Bermuda Common Shares were exchanged for Weatherford-Switzerland Registered Shares. Accordingly, Weatherford-Bermuda requested that the NYSE file with the Commission a Form 25 to remove the Weatherford-Bermuda Common Shares from listing on the NYSE. Weatherford-Bermuda expects to file a Form 15 with the Commission to terminate the registration of the Weatherford-Bermuda Common Shares and suspend its reporting obligations under Sections 13 and 15(d) of the Exchange Act.
     Pursuant to Rule 12g-3(a) promulgated under the Exchange Act, the Weatherford-Switzerland Registered Shares are deemed registered under Section 12(b) of the Exchange Act. The Weatherford-Switzerland Registered Shares were approved for listing on the NYSE and began trading under the symbol “WFT,” the same symbol under which the Weatherford-Bermuda Common Shares previously traded, on February 26, 2009.
     Set forth below is a description of the share capital of Weatherford-Switzerland. For purposes of the following description, references to the “Company,” “we” and “our” refer to Weatherford-Switzerland.
DESCRIPTION OF SHARE CAPITAL OF WEATHERFORD-SWITZERLAND
     The following description of our share capital is a summary. This summary is not complete and is subject to the complete text of our articles of association and organizational regulations, which are filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference. We encourage you to read those documents carefully.
Capital Structure
     We only have one class of shares outstanding, so all references to “voting rights” in this “Description of Share Capital” mean the voting rights of Weatherford-Switzerland Registered Shares, unless another class of shares is subsequently created. Likewise, a “majority of the par value of the registered shares” will mean a majority of the par value of our registered shares, par value 1.16 Swiss francs per share.
     Issued Share Capital. Our registered share capital as of February 26, 2009 is approximately 845.5 million Swiss francs, comprised of approximately 728.9 million registered shares, each with a par value of 1.16 Swiss francs per share, including 31.1 million treasury shares.
     Authorized Share Capital. Our board of directors is authorized to issue new registered shares at any time during the two-year period beginning February 26, 2009 and thereby increase our share capital, by a maximum amount of 50% of the share capital registered in the commercial register (which registered share capital currently is approximately 845.5 million Swiss francs, or approximately 728.9 million registered shares) without obtaining additional shareholder approval. After the expiration of this two-year period, and each subsequent two-year period, authorized share capital will be available to the board of directors for issuance of additional registered shares only if new authorized capital is created to that effect by the shareholders.
     The board of directors determines the time of the issuance, the issuance price, the manner in which the new registered shares have to be paid in, the date from which the new registered shares carry the right to dividends and the conditions for the exercise of the preferential subscription rights with respect to the issuance and the allotment of preferential subscription rights that are not exercised. The board of directors may allow preferential subscription rights that are not exercised to expire, or it may place such rights or registered shares, the preferential subscription rights of which have not been exercised, at market conditions or use them otherwise in the interest of the Company.
     In an authorized capital increase, our shareholders would have preferential subscription rights to obtain newly issued registered shares in an amount proportional to the par value of the registered shares they already hold. However, the board of directors may withdraw or limit these preferential subscription rights in certain circumstances as set forth in our articles of association. For further details on these circumstances, see “— Preferential Subscription Rights and Advance Subscription Rights.”
     Conditional Share Capital. Our articles of association provide for a conditional share capital that permits the issuance of additional registered shares up to a maximum amount of 50% of the share capital registered in the commercial register (which registered share capital currently is approximately 728.9 million registered shares) without obtaining additional shareholder approval. These registered shares may be issued:
•	through the exercise of conversion, exchange, option, warrant or similar rights for the subscription of shares granted to third parties or shareholders in connection with bonds, options, warrants or other securities newly or already issued in national or international capital markets or new or already existing contractual obligations by or of the Company, one or more of our subsidiaries, or any of their respective predecessors; or

•	through the issuance of registered shares, options or other share-based awards to directors, employees, contractors, consultants or other persons providing services to us or our subsidiaries.
     The advance subscription rights and preferential subscription rights of shareholders shall be excluded in connection with the issuance of any shares or rights entitling their holders to receive or acquire any shares out of our conditional capital as set forth in our articles of association. See “— Preferential Subscription Rights and Advance Subscription Rights” below.

     Other Classes or Series of Shares. The board of directors may not create shares with increased voting powers without the affirmative resolution adopted by shareholders holding at least 66 2/3% of the voting rights and a majority of the par value of the registered shares represented at a general meeting. The shareholders may create preferred shares with a relative majority of the votes cast at a general meeting.
Preferential Subscription Rights and Advance Subscription Rights
     Under the Swiss Code of Obligations, which we refer to as the Swiss Code, the prior approval of a general meeting of shareholders is required to authorize, for later issuance, the issuance of registered shares, or rights to subscribe for, or convert into, registered shares (which rights may be connected to debt instruments or other obligations). In addition, the existing shareholders will generally have preferential subscription rights in relation to such registered shares for authorized share capital and conditional share capital or advance subscription rights in relation to such rights for conditional share capital in proportion to the respective par values of their holdings.
     If the general meeting of shareholders has approved the creation of authorized capital, it may thereby delegate the decision whether to withdraw or limit the preferential subscription rights for cause to the board of directors. Our articles of association provide for this delegation with respect to our authorized share capital in the circumstances described below under “— Authorized Share Capital.” Furthermore, the advance subscription rights and preferential subscription rights of shareholders shall be excluded in connection with the issuance of any shares or rights with respect to our conditional share capital in the circumstances described below under “— Conditional Share Capital.”
     Authorized Share Capital. The board of directors is authorized to withdraw or limit the preferential subscription rights with respect to the issuance of registered shares from the authorized capital for cause, in particular if:
•	the issue price of the new registered shares is determined by reference to the then-prevailing market conditions;

•	the registered shares are issued in connection with the acquisition of an enterprise or business or any part of an enterprise or business, the financing or refinancing of any such transactions or the financing of new investment plans of the Company;

•	the registered shares are issued in connection with the intended broadening of the shareholder constituency of the Company in certain financial or investor markets, for the purposes of the participation of strategic partners, or in connection with the listing of the registered shares on domestic or foreign stock exchanges;

•	in connection with a placement or sale of registered shares, the grant of an over-allotment option (including options with respect to any security convertible into shares, such as convertible debt securities or otherwise) of up to 20% of the total number of registered shares in a placement or sale of registered shares to the initial purchasers or underwriters;

•	for the participation in a benefit or other plan by directors, employees, contractors, consultants and other persons performing services for our benefit or the benefit of any of our subsidiaries; or

•	if the shares to be issued will be issued for any consideration (including debt, equity or assets of another company) other than for cash consideration.
     Conditional Share Capital. In connection with the issuance of bonds, notes, warrants or other financial instruments or contractual obligations convertible into or exercisable or exchangeable for registered shares of the Company, the advance subscription rights and the preferential subscription rights of shareholders are excluded with respect to registered shares issued from our conditional share capital and to the relevant bond, note or other right issued by the Company.
Dividends
     Under Swiss law, dividends may be paid out only if the corporation has sufficient distributable profits from the previous fiscal year, or if the corporation has freely distributable reserves, each as will be presented on the audited annual stand-alone statutory balance sheet. Payments out of the registered share capital (in other words, the aggregate par value of our registered share capital) in the form of dividends are not allowed; however, payments out of registered share capital may be made by way of a capital reduction. The “freely distributable reserves” of a Swiss corporation consist of the portion of its general reserves, other free reserves, retained earnings and current net profits which is in excess of its “restricted equity” (the concept of “restricted equity” covering primarily (1) the corporation’s share capital and (2) its general reserve up to an amount equal to one half of the share capital or 20% in case of holding companies). See “— Reduction of Share Capital” for more information. Qualifying additional paid-in capital may only be paid out as dividends to shareholders following approval by the shareholders of a reclassification of such qualifying additional paid-in capital as freely distributable reserves (to the extent permissible under the Swiss Code). We may seek to reclassify part of our qualifying additional paid-in capital to freely distributable reserves, to the extent that it exceeds 50% of our share capital. The affirmative vote of shareholders representing a relative majority of the votes cast at a general meeting must approve reserve reclassifications and distributions of dividends. The board of directors may propose to shareholders that a dividend be paid but cannot itself authorize the dividend.
     Under the Swiss Code, if our general reserves amount to less than 20% of the share capital recorded in the commercial register (i.e., 20% of the aggregate par value of our registered capital), then at least 5% of our annual profit must be retained as general reserves. The Swiss Code and our articles of association permit us to accrue additional general reserves. In addition, we are required to create a special reserve on our stand-alone annual statutory balance sheet in the amount of the purchase price of registered shares that we or any of our subsidiaries repurchase, which amount may not be used for dividends or subsequent repurchases.
     Swiss companies generally must maintain a separate company, stand-alone “statutory” balance sheet for the purpose of, among other things, determining the amounts available for the return of capital to shareholders, including by way of a distribution of dividends. Our auditor must confirm that a dividend proposal made to shareholders conforms with the requirements of the Swiss Code and our articles of association. Dividends are usually due and payable shortly after the shareholders have passed a resolution approving the payment. Our articles of association provide that dividends that have not been claimed within five years after the due date become the property of the Company and are allocated to the general reserves.
     We are required under Swiss law to declare any dividends and other capital distributions in Swiss francs. We intend to make any dividend payments to holders of our shares in U.S. dollars, unless the holders provide notice to our transfer agent, American Stock Transfer & Trust Company, LLC, that they wish to receive dividend payments in Swiss francs. American Stock Transfer & Trust Company, LLC will be responsible for paying the U.S. dollars or Swiss francs to registered holders of shares, less amounts subject to withholding for taxes.
Repurchases of Registered Shares
     The Swiss Code limits a company’s ability to hold or repurchase its own registered shares. We and our subsidiaries may only repurchase shares if and to the extent that sufficient freely distributable reserves are available, as described above under “— Dividends.” The aggregate par value of all registered shares held by us and our subsidiaries may not exceed 10% of our registered share capital. However, we may repurchase our own registered shares beyond the statutory limit of 10% if the shareholders have passed a resolution at a general meeting of shareholders authorizing the board of directors to repurchase registered shares in an amount in excess of 10% and the repurchased shares are dedicated for cancellation. Any registered shares repurchased pursuant to such an authorization will then be cancelled at the next general meeting upon the approval of shareholders representing a relative majority of the votes cast at the general meeting. Repurchased registered shares held by us or our subsidiaries do not carry any rights to vote at a general meeting of shareholders but are entitled to the economic benefits generally associated with the shares.
Reduction of Share Capital
     Capital distributions may also take the form of a distribution of cash or property that is based upon a reduction of our share capital recorded in the commercial register. Such a capital reduction requires the approval of shareholders representing a relative majority of the votes cast at the general meeting. A special audit report must confirm that creditors’ claims remain fully covered despite the reduction in the share capital recorded in the commercial register. Upon approval by the general meeting of shareholders of the capital reduction, the board of directors must give public notice of the capital reduction resolution in the Swiss Official Gazette of Commerce three times and notify creditors that they may request, within two months of the third publication, satisfaction of or security for their claims.
General Meetings of Shareholders
     The general meeting of shareholders is our supreme corporate body. Ordinary and extraordinary shareholders meetings may be held. The following powers will be vested exclusively in the shareholders meeting:
•	adoption and amendment of our articles of association;

•	election of members of the board of directors and the auditor;

•	approval of the annual business report, the stand-alone statutory financial statements and the consolidated financial statements;

•	payments of dividends and any other distributions of capital to shareholders (excluding share repurchases below 10% of the registered share capital, to the extent that sufficient freely distributable reserves are available);

•	discharge of the members of the board of directors from liability for business conducted during the previous fiscal year; and

•	any other resolutions that are submitted to a general meeting of shareholders pursuant to law, our articles of association or by voluntary submission by the board of directors (unless a matter is within the exclusive competence of the board of directors pursuant to the Swiss Code).
     Under the Swiss Code and our articles of association, we must hold an annual, ordinary general meeting of shareholders within six months after the end of our fiscal year for the purpose, among other things, of approving the annual financial statements and the annual business report, and the annual election of directors for the class whose term has expired. The invitation to general meetings must be published in the Swiss Official Gazette of Commerce and sent to the shareholders of record at least 20 calendar days prior to the relevant general meeting of shareholders. The notice of a meeting must state the items on the agenda and the proposals of the board of directors and of the shareholders who demanded that a shareholders meeting be held or that an item be included on the agenda and, in case of elections, the names of the nominated candidates. No resolutions may be passed at a shareholders meeting concerning agenda items for which proper notice was not given. This does not apply, however, to proposals made during a shareholders meeting to convene an extraordinary shareholders meeting or to initiate a special investigation. No previous notification will be required for proposals concerning items included on the agenda or for debates as to which no vote is taken.
     Annual general meetings of shareholders may be convened by the board of directors or, under certain circumstances, by the auditor. A general meeting of shareholders must generally be held at or near the place of incorporation of the Company, as decided by the board of directors of the Company.
     An extraordinary general meeting of the Company may be called upon the resolution of the board of directors or, under certain circumstances, by the auditor. In addition, the board of directors is required to convene an extraordinary general meeting of shareholders if so resolved by the general meeting of shareholders, or if so requested by shareholders holding an aggregate of at least 10% of the registered shares, specifying the items for the agenda and their proposals, or if it appears from the stand-alone annual statutory balance sheet that half of the Company’s share capital and reserves are not covered by the Company’s assets. In the latter case, the board of directors must immediately convene an extraordinary general meeting of shareholders and propose financial restructuring measures.
     Under our articles of association, any shareholder satisfying the formal requirements of the Swiss Code may request that an item be included on the agenda of a general meeting of shareholders. Such shareholder may also nominate one or more directors for election.

     Shareholder proposals to be included in the proxy materials for an annual general meeting must comply with Rule 14a-8 promulgated by the Commission to be considered for inclusion in the proxy statement for that meeting. For any matters submitted outside the process of Rule 14a-8, a request for inclusion of an item on the agenda or a nominee must be in writing and requested at least 60 and no more than 90 calendar days prior to the scheduled and announced date of the next general meeting of shareholders. The request must specify the relevant agenda items and motions, together with evidence of the required shares recorded in the share register, as well as any other information as would be required to be included in a proxy statement pursuant to the rules of the Commission.
     Under the Swiss Code, a general meeting of shareholders for which a notice of meeting has been duly published or communicated may not be adjourned without publishing or communicating a new notice of meeting.
     Our annual report and auditor’s report must be made available for inspection by the shareholders at our place of incorporation no later than 20 days prior to the meeting. Each shareholder is entitled to request immediate delivery of a copy of these documents free of charge. Shareholders of record will be notified of this in writing.
Voting
     Each registered share carries one vote at a general meeting of shareholders. Voting rights may be exercised by shareholders registered in our share register or by a duly appointed proxy of a registered shareholder, which proxy need not be a shareholder. Our articles of association do not limit the number of registered shares that may be voted by a single shareholder.
     Treasury shares, whether owned by us or one of our majority-owned subsidiaries, will not be entitled to vote at general meetings of shareholders.
     Pursuant to our articles of association, the shareholders generally take resolutions and decide elections upon a relative majority of the votes cast at the general meeting of shareholders (broker non-votes, abstentions and blank and invalid ballots and withdrawals shall be disregarded), unless otherwise provided by law or our articles of association. If the number of directors nominated for election is greater than the number of directors to be elected, the persons receiving the most votes (up to the number of directors to be elected) will be elected as directors. Our articles of association do not provide for cumulative voting for election of directors.
     The acting chair may direct that elections be held by use of an electronic voting system. Electronic resolutions and elections are considered equal to resolutions and elections taken by way of a written ballot.
     The Swiss Code and/or our articles of association require the affirmative vote of at least two-thirds of the voting rights and a majority of the par value of the registered shares, each as represented at a general meeting, to approve the following matters:
•	the amendment to or the modification of the purpose of the Company;

•	the creation or cancellation of shares with privileged voting rights;

•	the restriction on the transferability of shares and any amendment in relation thereto;

•	the restriction on the exercise of the right to vote and any amendment in relation thereto;

•	an authorized or conditional increase in the nominal share capital;

•	an increase in the nominal share capital through (1) the conversion of capital surplus, (2) a contribution in kind for an acquisition of assets, or (3) a grant of special privileges;

•	the limitation or withdrawal of preferential subscription rights or advance subscription rights;

•	a change in the place of incorporation of the Company;

•	the conversion of registered shares into bearer shares and vice versa;

•	the dissolution of the Company; and

•	the removal of a member of the board of directors.
     The same supermajority voting requirements apply to resolutions in relation to transactions among corporations based on Switzerland’s Federal Act on Mergers, Demergers, Transformations and the Transfer of Assets, which we refer to as the Merger Act, including a merger, demerger or conversion of a corporation (other than a cash-out or certain squeeze-out mergers, in which minority shareholders of the company being acquired may be compensated in a form other than through shares of the acquiring company, for instance, through cash or securities of a parent company of the acquiring company or of another company — in such a merger, an affirmative vote of 90% of the outstanding registered shares is required). Swiss law may also impose this supermajority voting requirement in connection with the sale of “all or substantially all of its assets” by us. See “— Appraisal Rights and Compulsory Acquisitions.”
Quorum for General Meetings
     The presence of shareholders, in person or by proxy, holding at least two-thirds of the registered shares recorded in our share register and generally entitled to vote at a meeting, is a quorum for the transaction of the following business:
•	the adoption of a resolution with respect to the removal of a serving director; and

•	the adoption of a resolution to amend Article 21 — which sets forth the quorum at a general meeting required for certain matters, Articles 18 and 20 — which set forth the level of shareholder approval required for certain matters, Article 23 — which sets forth the term of office of a director and Article 24 — which sets forth the organization and remuneration of the board of directors.
     The presence of shareholders, in person or by proxy, holding at least one-third of the registered shares recorded in our share register and generally entitled to vote at a meeting, is a quorum for the transaction of any other business.

     Under the Swiss Code, the board of directors has no authority to waive quorum requirements stipulated in the articles of association.
Inspection of Books and Records
     Under the Swiss Code, a shareholder has a right to seek information from the board of directors with regard to the information in the share register concerning his own shares and otherwise to the extent necessary to exercise his shareholder rights. No other person has a right to inspect the share register. The books and correspondence of a Swiss company may be inspected with the express authorization of the general meeting of shareholders or by resolution of the board of directors and subject to the safeguarding of the Company’s business secrets. At a general meeting of shareholders, any shareholder is entitled to request information from the board of directors concerning the affairs of the Company. Shareholders may also ask the auditor questions regarding its audit of the Company. The board of directors and the auditor must answer shareholders’ questions to the extent necessary for the exercise of shareholders’ rights and subject to prevailing business secrets or other material interests of the Company.
Special Investigation
     If the shareholders’ inspection and information rights as outlined above prove to be insufficient, any shareholder may propose to the general meeting of shareholders that specific facts be examined by a special commissioner in a special investigation. If the general meeting of shareholders approves the proposal, we or any shareholder may, within 30 calendar days after the general meeting of shareholders, request the court at our registered office to appoint a special commissioner. If the general meeting of shareholders rejects the request, one or more shareholders representing at least 10% of the share capital or holders of registered shares in an aggregate par value of at least two million Swiss francs may request the court to appoint a special commissioner. The court will issue such an order if the petitioners can credibly establish that the board of directors, any member of the board or an officer of the Company infringed the law or our articles of association and thereby damaged the Company or the shareholders. The costs of the investigation would generally be allocated to the Company and only in exceptional cases to the petitioners.
Appraisal Rights and Compulsory Acquisitions
     Business combinations and other transactions that are binding on all shareholders are governed by the Merger Act. A statutory merger or demerger requires that at least 66 2/3% of the registered shares and a majority of the par value of the registered shares represented at the general meeting of shareholders vote in favor of the transaction. Under the Merger Act, a “demerger” may take two forms:
•	a legal entity may divide all of its assets and transfer such assets to other legal entities, with the shareholders of the transferring entity receiving equity securities in the acquiring entities and the transferring entity dissolving upon deregistration in the commercial register; or

•	a legal entity may transfer all or a portion of its assets to other legal entities, with the shareholders of the transferring entity receiving equity securities in the acquiring entities.

If a transaction under the Merger Act receives all of the necessary consents, all shareholders would be compelled to participate in the transaction. See “— Voting.”
     Swiss companies may be acquired by an acquirer through the direct acquisition of the share capital of the Swiss company. With respect to corporations, such as the Company, that are limited by shares, the Merger Act provides for the possibility of a so-called “cash-out” or “squeeze-out” merger if the acquirer controls 90% of the outstanding registered shares. In these limited circumstances, minority shareholders of the company being acquired may be compensated in a form other than through shares of the acquiring company (for instance, through cash or securities of a parent company of the acquiring company or of another company). For business combinations effected in the form of a statutory merger or demerger and subject to Swiss law, the Merger Act provides that if the equity rights have not been adequately preserved or compensation payments in the transaction are unreasonable, a shareholder may request the competent court to determine a reasonable amount of compensation.
     In addition, under Swiss law, the sale of “all or substantially all of its assets” by the Company may require a resolution of the general meeting of shareholders passed by holders of at least two-thirds of the voting rights and a majority of the par value of the registered shares, each as represented at the general meeting of shareholders. Whether or not a shareholder resolution is required depends on the particular transaction, including whether the following test is satisfied:
•	the Company sells a core part of its business, without which it is economically impracticable or unreasonable to continue to operate the remaining business;

•	the Company’s assets, after the divestment, are not invested in accordance with the Company’s statutory business purpose; and

•	the proceeds of the divestment are not earmarked for reinvestment in accordance with the Company’s business purpose but, instead, are intended for distribution to shareholders or for financial investments unrelated to the Company’s business.
     If all of the foregoing apply, a shareholder resolution would likely be required.
Anti-Takeover Provisions
     Our articles of association have provisions that could have an anti-takeover effect. These provisions are intended to enhance the likelihood of continuity and stability in the composition of the board of directors and in the policies formulated by the board of directors, and may have the effect of discouraging actual or threatened changes of control by limiting certain actions that may be taken by a potential acquirer prior to its having obtained sufficient control to adopt a special resolution amending our articles of association.
     Under the Swiss Code, directors may at any time, with or without cause, be removed from office by resolution of the shareholders at a general meeting of shareholders, provided that a proposal for such resolution has been put on the agenda for the meeting in accordance with the requirements of the Swiss Code and our articles of association. Our articles of association provide that a decision of the shareholders at a general meeting to remove a director requires the vote of shareholders holding at least 66 2/3% of the voting rights and the absolute majority of the registered shares represented at that meeting as well as a quorum of at least two-thirds of the registered shares recorded in our share register.

     Under Swiss law, there is generally no prohibition of business combinations with interested shareholders. However, in certain circumstances, shareholders and members of the board of directors of Swiss companies, as well as certain persons associated with them, must refund any payments they receive that are not made on an arm’s length basis.
     Our articles of association include an authorized share capital, according to which the board of directors is authorized, at any time during a maximum two-year period, to issue a number of registered shares up to 50% of the share capital registered in the commercial register and to limit or withdraw the preferential subscription rights of the existing shareholders for a proper cause.
     For other provisions that could be considered to have an anti-takeover effect, see “— Preferential Subscription Rights and Advance Subscription Rights” “— General Meetings of Shareholders” and “— Voting” above.
Legal Name; Formation; Fiscal Year; Registered Office
     The legal and commercial name of the Company is Weatherford International Ltd. We were initially formed, and our articles of association registered, on November 26, 2008, which articles of association were amended and restated, as described herein, in conjunction with the completion of the Transaction. We are incorporated and domiciled in Zug, Canton of Zug, Switzerland and operate under the Swiss Code as a stock corporation (Aktiengesellschaft). We are recorded in the Commercial Register of the Canton of Zug with the registration number CH-170.3.032 888-3. Our fiscal year is the calendar year, but our first fiscal year following our formation will run from November 26, 2008 to December 31, 2009, as permitted by Swiss law.
     The address of our registered office is Weatherford International Ltd., Alpenstrasse 15, 6300 Zug, Switzerland, and the telephone number at that address is +41-41-729-4242.
Corporate Purpose
     Our business purpose is to acquire, hold, administer and transfer participations in entities in Switzerland and abroad, either directly or indirectly, in particular in entities which are active in the field of services providing with respect to the acquisition and production of natural energy and of the financing of such activities. We may also acquire, administer and transfer patents, trademarks and technical and industrial know-how as well as real estate assets, and engage in any commercial, financial or other activities which are directly or indirectly related to these purposes. We may also participate in the financing, including by providing of guarantees and sureties, of affiliates of the Company.
Duration; Dissolution; Rights upon Liquidation
     The duration of the Company is unlimited. We may be dissolved at any time with the approval of shareholders holding two-thirds of the voting rights and a majority of the par value of the registered shares represented at a general meeting. Dissolution by court order is possible in the event of our bankruptcy, or for cause at the request of shareholders holding at least 10% of our share capital. Under Swiss law, any surplus arising out of liquidation, after the settlement of all claims of all creditors, will be distributed to shareholders in proportion to the paid-up par value of registered shares held, subject to Swiss withholding tax requirements.

Certificated and Uncertificated Shares
     We are authorized to issue registered shares in certificated or uncertificated form.
Stock Exchange Listing
     Our registered shares are listed for trading on the NYSE under the symbol “WFT.”
No Sinking Fund
     The registered shares have no sinking fund provisions.
No Redemption and Conversion
     The registered shares are not convertible into shares of any other class or series or subject to redemption either by us or the holder of the shares.
Transfer and Registration of Shares
     We have not imposed any restrictions applicable to the transfer of our registered shares. Our share register will initially be kept by American Stock Transfer & Trust Company, LLC, which acts as transfer agent and registrar. The share register reflects only record owners of our shares. Swiss law does not recognize fractional share interests.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit Number	Description

3.1	Articles of Association of Weatherford International Ltd., a Swiss joint stock corporation.

3.2	Organizational Regulations of Weatherford International Ltd., a Swiss joint stock corporation.

4.1
Fifth Supplemental Indenture, dated as of February 26, 2009, among Weatherford International, Inc., a Delaware corporation, Weatherford International Ltd., a Bermuda exempted company, Weatherford International Ltd., a Swiss joint stock corporation, and The Bank of New York, as successor trustee, to the Indenture dated as of May 17, 1996 (the “1996 Indenture”).

4.2
Third Supplemental Indenture, dated as of February 26, 2009, among Weatherford International Ltd., a Bermuda exempted company, Weatherford International, Inc., a Delaware corporation, Weatherford International Ltd., a Swiss joint stock corporation, and Deutsche Bank Trust Company Americas, as trustee, to the Indenture dated as of October 1, 2003 (the “2003 Indenture”).

4.3
Second Supplemental Indenture, dated as of February 26, 2009, among Weatherford International, Inc., a Delaware corporation, Weatherford International Ltd., a Bermuda exempted company, Weatherford International Ltd., a Swiss joint stock corporation, and Deutsche Bank Trust Company Americas, as trustee, to the Indenture dated as of June 18, 2007 (the “2007 Indenture”).

5.1
Opinion of Baker & McKenzie Geneva relating to the guarantees of Weatherford International Ltd., a Swiss joint stock corporation, with respect to the 9.625% Senior Notes due 2019 and 9.875% Senior Notes due 2039, issued by Weatherford International Ltd., a Bermuda exempted company, under the 2003 Indenture.

5.2
Opinion of Andrews Kurth relating to the guarantees of Weatherford International Ltd., a Swiss joint stock corporation, with respect to the 9.625% Senior Notes due 2019 and 9.875% Senior Notes due 2039, issued by Weatherford International Ltd., a Bermuda exempted company, under the 2003 Indenture.

10.1
Warrant Assignment and Assumption Agreement, dated February 26, 2009, between Weatherford International Ltd., a Bermuda exempted company, and Weatherford International Ltd., a Swiss joint stock corporation.

10.2
Guaranty Agreement, dated as of February 26, 2009, by Weatherford International Ltd., a Swiss joint stock corporation, in favor of the lenders and certain other parties under the Second Amended and Restated Credit Agreement dated as of May 2, 2006, among Weatherford International Ltd., a Bermuda exempted company, Weatherford

International, Inc., Weatherford Liquidity Management Hungary Limited Liability Company, JPMorgan Chase Bank as Administrative Agent, and the other Lenders party thereto.

10.3
Guaranty Agreement, dated as of February 26, 2009, by Weatherford International Ltd., a Swiss joint stock corporation, in favor of the lenders and certain other parties under the Credit Agreement dated as of March 19, 2008, among Weatherford International Ltd., a Bermuda exempted company, Weatherford International, Inc., Deutsche Bank AG Cayman Islands Branch as Administrative Agent, and the other Lenders party thereto.

10.4
Guaranty Agreement, dated as of February 26, 2009, by Weatherford International Ltd., a Swiss joint stock corporation, in favor of the lenders and certain other parties under the Credit Agreement dated as of October 20, 2008, among Weatherford International Ltd., a Bermuda exempted company, Weatherford International, Inc., UBS AG, Stamford Branch as Administrative Agent, and the other Lenders party thereto.

10.5
Assumption and General Amendment Agreement, dated February 25, 2009, between Weatherford International Ltd., a Bermuda exempted company, and Weatherford International Ltd., a Swiss joint stock corporation.

10.6	Form of Indemnification Agreement of Weatherford International Ltd., a Swiss joint stock corporation, for use with directors and executive officers.

99.1	Press Release dated February 26, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 26, 2009	WEATHERFORD INTERNATIONAL LTD., a Swiss corporation
	By:	/s/ Burt M. Martin
	Name:	Burt M. Martin
	Title:	Senior Vice President

EXHIBIT INDEX

Exhibit Number	Description

3.1	Articles of Association of Weatherford International Ltd., a Swiss joint stock corporation.

3.2	Organizational Regulations of Weatherford International Ltd., a Swiss joint stock corporation.

4.1
Fifth Supplemental Indenture, dated as of February 26, 2009, among Weatherford International, Inc., a Delaware corporation, Weatherford International Ltd., a Bermuda exempted company, Weatherford International Ltd., a Swiss joint stock corporation, and The Bank of New York, as successor trustee, to the Indenture dated as of May 17, 1996 (the “1996 joint stock Indenture”).

4.2
Third Supplemental Indenture, dated as of February 26, 2009, among Weatherford International Ltd., a Bermuda exempted company, Weatherford International, Inc., a Delaware corporation, Weatherford International Ltd., a Swiss joint stock corporation, and Deutsche Bank Trust Company Americas, as trustee, to the Indenture dated as of October 1, 2003 (the “2003 Indenture”).

4.3
Second Supplemental Indenture, dated as of February 26, 2009, among Weatherford International, Inc., a Delaware corporation, Weatherford International Ltd., a Bermuda exempted company, Weatherford International Ltd., a Swiss joint stock corporation, and Deutsche Bank Trust Company Americas, as trustee, to the Indenture dated as of June 18, 2007 (the “2007 Indenture”).

5.1
Opinion of Baker & McKenzie Geneva relating to the guarantees of Weatherford International Ltd., a Swiss joint stock corporation, with respect to the 9.625% Senior Notes due 2019 and 9.875% Senior Notes due 2039, issued by Weatherford International Ltd., a Bermuda exempted company, under the 2003 Indenture.

5.2
Opinion of Andrews Kurth relating to the guarantees of Weatherford International Ltd., a Swiss joint stock corporation, with respect to the 9.625% Senior Notes due 2019 and 9.875% Senior Notes due 2039, issued by Weatherford International Ltd., a Bermuda exempted company, under the 2003 Indenture.

10.1
Warrant Assignment and Assumption Agreement, dated February 26, 2009, between Weatherford International Ltd., a Bermuda exempted company, and Weatherford International Ltd., a Swiss joint stock corporation.

10.2
Guaranty Agreement, dated as of February 26, 2009, by Weatherford International Ltd., a Swiss joint stock corporation, in favor of the lenders and certain other parties under the Second Amended and Restated Credit Agreement dated as of May 2, 2006, among Weatherford International Ltd., a Bermuda exempted company, Weatherford International, Inc., Weatherford Liquidity Management Hungary Limited Liability Company, JPMorgan Chase Bank as Administrative Agent, and the other Lenders party thereto.

10.3
Guaranty Agreement, dated as of February 26, 2009, by Weatherford International Ltd., a Swiss joint stock corporation, in favor of the lenders and certain other parties under the Credit Agreement dated as of March 19, 2008, among Weatherford International Ltd., a Bermuda exempted company, Weatherford International, Inc., Deutsche Bank AG Cayman Islands Branch as Administrative Agent, and the other Lenders party thereto.

10.4
Guaranty Agreement, dated as of February 26, 2009, by Weatherford International Ltd., a Swiss joint stock corporation, in favor of the lenders and certain other parties under the Credit Agreement dated as of October 20, 2008, among Weatherford International Ltd., a Bermuda exempted company, Weatherford International, Inc., UBS AG, Stamford Branch as Administrative Agent, and the other Lenders party thereto.

10.5
Assumption and General Amendment Agreement, dated February 25, 2009, between Weatherford International Ltd., a Bermuda exempted company, and Weatherford International Ltd., a Swiss joint stock corporation.

10.6	Form of Indemnification Agreement of Weatherford International Ltd., a Swiss joint stock corporation, for use with directors and executive officers.

99.1	Press Release dated February 26, 2009.